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                                                                     Exhibit 1.1

                                     FORM OF

                     ORION MULTIFAMILY INVESTMENT FUND INC.

                                20,000,000 SHARES

                                 OF COMMON STOCK

                            $.01 PAR VALUE PER SHARE

                            DEALER MANAGER AGREEMENT

                                  July __, 2003

Related Equities Corporation
625 Madison Avenue
New York, NY 10022

Ladies/Gentlemen:

        Orion Multifamily Investment Fund, Inc. (the "Company"), a Maryland corporation, intends to qualify as a real estate investment trust (a "REIT") under federal income tax laws. The Company was formed on June 24, 2003, and is governed by the By-Laws (the "By-Laws") and the Articles of Incorporation, (the "Articles") in the form included as Exhibits to the Registration Statement, as described in Section 1(a) hereof (such By-Laws and Articles being hereinafter referred to as the "Organizational Documents"). The advisor to the Company is Orion Multifamily LLC, a Delaware limited liability company (the "Advisor"). Unless otherwise defined, capitalized terms used herein shall have the same meaning as in the Registration Statement on Form S-11.

        The Company is offering (i) on a "best efforts" basis up to 20,000,000 shares of common stock, $.0l par value per share (the "Shares") for a purchase price of $10.00 per Share with a minimum initial investment of $1000, (ii) up to 4,000,000 Shares for a purchase price of $9.50 per Share for issuance through the Company's Distribution Reinvestment Program, (iii) 600,000 warrants, which may be issued to you or to Soliciting Dealers (as defined below) (the "Warrants") and the 600,000 Shares issuable on exercise of the Warrants, and
(iv) at the Company's sole discretion up to an additional 10,000,000 Shares on a "best efforts" basis for a purchase price of $10.00 per Share if there are subscriptions for more than the 20,000,000 Shares set forth in (i) all upon the other terms and conditions set forth in the Prospectus, as described in Section 1(a) hereof. The subscribers, each of whom will be required to enter into a subscription agreement substantially similar to the form of Subscription Agreement (the "Subscription Agreement") attached as Appendix C to the Prospectus, will, upon acceptance of their

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subscriptions by and in the discretion of the Company, become stockholders of the Company (the "Stockholders").

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        1.      REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby represents, warrants and agrees with you that:

                (a) REGISTRATION STATEMENT AND PROSPECTUS. A registration statement (File No. ___________) on Form S-11 with respect to an aggregate of 34,600,000 Shares, and such 34,600,000 Shares include 4,000,000 Shares issuable pursuant to the Company's Distribution Reinvestment Program, 600,000 Shares issuable on exercise of the Warrants, the 600,000 Warrants and 10,000,000 Shares issuable at the Company's sole discretion if the Company receives subscriptions for more than 20,000,000 Shares, has been prepared by the Company pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act; one or more amendments to such registration statement have been or may be so prepared and filed. As used in this Agreement, the term "Registration Statement" means such registration statement in the form in which it becomes effective, the term "Effective Date" means the date upon which the Registration Statement is or was first declared effective by the Commission and the term "Prospectus" means the prospectus in the form constituting a part of the Registration Statement as well as in the form first filed with the Commission pursuant to its Rule 424 after the Registration Statement becomes effective. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending before or threatened by the Commission under the Act.

                (b) COMPLIANCE WITH THE ACT. From the time the Registration Statement becomes effective and at all times subsequent thereto up to and including the Termination Date (as defined in Section 2(c) hereof):

                        (i) the Registration Statement, the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by the Act and the Rules and Regulations and will comply in all material respects with the Act and the Rules and Regulations; and

                        (ii) neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto will at any such time include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (c) NO SUBSEQUENT MATERIAL EVENTS. Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Termination Date, except as contemplated in the Prospectus or as disclosed in a supplement or amendment thereto or in the periodic financial statements of the Company, the Company has not and will not have:

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                        (i)     incurred any material liabilities or
                obligations, direct or contingent; or

                        (ii) entered into any material transaction, not in the ordinary course of business and, except as so disclosed, there has not been and will not be any material adverse change in the financial position or results of operations of the Company.

                (d) CORPORATION STATUS. The Company is a corporation duly formed and validly existing under the General Corporation Law of Maryland.

                (e) AUTHORIZATION OF AGREEMENT. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Company and constitutes the valid and binding agreement of the Company enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of the United States, any state or any political subdivision thereof which affect creditors' rights generally or by equitable principles relating to the availability of remedies). The performance of this Agreement, the consummation of the transactions contemplated herein and the fulfillment of the terms hereof, do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, voting trust agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company or its property is bound, or under any rule or regulation or order of any court or other governmental agency or body with jurisdiction over the Company or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body has been or is required for the performance of this Agreement or for the consummation of the transactions contemplated hereby (except as have been obtained under the Act, from the National Association of Securities Dealers, Inc. (the "NASD") or as may be required under state securities or blue sky laws in connection with the offer and sale of the Shares or under the laws of states in which the Company may own real properties in connection with its qualification to transact business in such states or as may be required by subsequent events which may occur).

                (f) PENDING ACTIONS. There is no material action, suit or proceeding pending or, to the knowledge of the Company, threatened, to which the Company is a party, before or by any court or governmental agency or body which adversely affects the offering of the Shares.

                (g) REQUIRED FILINGS. There are no contracts or other documents required to be filed by the Act or the Rules and Regulations of the Commission thereunder as exhibits to the Registration Statement which have not been so filed.

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                (h)     FEDERAL INCOME TAX LAWS. The Corporation has obtained an
        opinion of Proskauer Rose LLP stating that, under existing federal income tax laws and regulations, assuming the Company acts as described in the "Federal Income Tax Considerations" section of the Prospectus and timely files the requisite elections, counsel is of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 2004, and that its prior, current and anticipated methods of operation (as described in the Prospectus and represented by management) has enabled and should enable it to satisfy the REIT Requirements (as defined in the Prospectus).

                (i) INDEPENDENT PUBLIC ACCOUNTANTS. To the best of the Company's knowledge, the accountants who have certified certain financial statements appearing in the Prospectus are independent public accountants within the meaning of the Act and the Rules and Regulations.

                (j) ESCROW AGREEMENT. The Company has entered into an escrow agreement (the "Escrow Agreement") with Related Equities Corporation (the "Dealer Manager"), and [_____] (the "Escrow Agent"), in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account (the "Escrow Account"). During the period commencing with the Effective Date and ending on the Termination Date, the Company will deposit subscribers' funds in the Escrow Account as described in Section 2 below.

                (k) SALES LITERATURE. In addition to and apart from the Prospectus, the Company may use certain supplemental sales material in connection with the offering of the Shares. This material, prepared by the Advisor, would consist of a brochure describing the Advisor and its Affiliates and the objectives of the Company and may also contain pictures and summary descriptions of properties similar to those to be acquired by the Company that Affiliates of the Company have previously acquired. This material may also include pictures and summary descriptions of properties similar to those to be acquired by the Company, as well as a brochure, audio-visual materials and tape presentations highlighting and explaining various features of the Offering, properties of prior real estate programs and real estate investments in general; and articles and publications concerning real estate. Business reply cards, introductory letters and seminar invitation forms may be sent to Soliciting Dealers (as hereinafter defined) and prospective investors. These materials shall be hereinafter referred to collectively as the "sales literature." No person has been authorized to prepare for, or furnish to, a prospective investor, any sales literature other than: (i) that described herein; and (ii) so-called "tombstone" newspaper advertisements/solicitations of interest, limited to identifying the Offering and the location of sources of further information. Use of any sales literature is conditioned upon filing with and, if required, clearance by appropriate regulatory agencies (including, without limitation, the NASD and any state securities regulator or commissioner). Such clearance (if provided), however, does not indicate that the regulatory agency allowing the use of the materials has passed on the merits of the

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        Offering or the adequacy or accuracy of the sales materials. Except as described herein, the Company has not authorized the use of other supplemental literature or sales material in connection with this Offering.

        Although it is believed that the information contained in the sales literature or sales material will not conflict with any of the information set forth in the Prospectus, the sales literature will not purport to be complete, and should not be considered as a part of the Prospectus, or as incorporated in the Prospectus by reference, or as forming the basis of the Offering.

                (l) AUTHORIZATION OF THE SHARES. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and Prospectus. The sale of the Shares has been duly and validly authorized by the Company, and when subscriptions for the Shares have been accepted by the Company as contemplated in the Prospectus and the Shares have been issued to the respective subscribers, the Shares will represent ownership in the Company and will conform to the description thereof contained in the Prospectus. Stockholders have no preemptive rights to purchase or subscribe for securities of the Company, and the Shares are not convertible or subject to redemption at the option of the Company. The Shares are entitled to one vote per Share and do not have cumulative voting rights. Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Shares, the Stockholders are entitled to distributions in such amounts as may be declared by the Board of Directors from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provisions for any liquidation preferences on any outstanding preferred stock ranking prior to the Shares.

        2. OFFERING AND SALE OF THE SHARES. On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby appoints you as its exclusive Dealer Manager to solicit and to cause other dealers (as described in Section 2 (a) hereof) to solicit subscriptions for the Shares at the subscription price to be paid and otherwise upon the other terms and conditions set forth in the Prospectus and in the Subscription Agreement, and you agree to use your best efforts as such Dealer Manager to procure subscribers for the Shares, during the period commencing with the Effective Date and ending on the Termination Date (the "Offering Period"). The number of Shares, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of you and the Company. In the absence of such mutual agreement, the Company shall, subject to the provisions of Section 2(b) hereof accept Subscription Agreements based upon a first-come, first accepted reservation or other similar method.

                (a) SOLICITING DEALERS. The Shares offered and sold through you under this Agreement shall be offered and sold only by you and, at your sole option, any other securities dealers whom you may retain (collectively the "Soliciting Dealers"), each of

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        whom are members of the NASD, executing agreements with you substantially in the form of the Soliciting Dealers Agreement attached hereto as Exhibit A.

                (b) SUBSCRIPTION AGREEMENTS AND SUBSCRIBERS' FUNDS. Each person desiring to purchase Shares through you or any other Soliciting Dealer will be required to complete and execute the Subscription Agreement and to deliver such document to you or such Soliciting Dealer, together with a check payable to the order of "[_____], Escrow Agent for Orion Multifamily Investment Fund, Inc." in the amount of $10 per Share. Each Soliciting Dealer shall forward any such Subscription Agreement and check to you not later than noon of the next business day after receipt of such Subscription Agreement, if the Soliciting Dealer conducts its internal supervisory procedures at the location where the Subscription Agreement and check were initially received. When such internal supervisory procedures are to be performed at a different location (the "Final Review Office"), the Subscription Agreement and check must be transmitted to the Final Review Office by the end of the next business day following receipt of the Subscription Agreement and check by the Soliciting Dealer. The Final Review Office will, by the next business day following receipt of the Subscription Agreement and check, forward both the Subscription Agreement and check to you as processing broker-dealer in order that you may complete your review of the documentation and process the Subscription Agreement and check. The Company will have representatives available to review the Subscription Agreement at your location in order to determine whether it wishes to accept the proposed purchaser as a Stockholder, it being understood that the Company reserves the unconditional right to reject the tender of any Subscription Agreement and check (exclusive of the Company's Distribution Reinvestment Program). Any check received by you directly or as processing broker-dealer from the Soliciting Dealers will, in all cases, be forwarded to the Escrow Agent as soon as practicable, but in any event by the end of the second business day following receipt by you of the Subscription Agreement and check. The Company will promptly notify you or the Soliciting Dealer, as appropriate, of any rejection, and you shall send the check and the Subscription Agreement to the Escrow Agent with directions to promptly return both the Subscription Agreement and check to the rejected subscriber. All subscription funds may be deposited directly with the Company.

                Nothing contained in this Section 2 shall be construed to impose upon the Company the responsibility of assuring that prospective purchasers meet the suitability standards contained in the Prospectus or to relieve you or any of the Soliciting Dealers of the responsibility of complying with the Rules of the NASD.

                (c) TERMINATION OF THE OFFERING. The Offering Period will terminate on a date on or before one year from the date of the Prospectus (subject to requalification in certain states, the Company may extend the Offering Period from time to time, but in no event for longer than two years from the date of the original Prospectus), subject in any event to the Company's right to terminate the Offering at any

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        time (the "Termination Date") and the proceeds will be applied as set forth in the Prospectus.

                (d)     DEALER-MANAGER COMPENSATION.

                        (i) The Company agrees to pay to you a sales commission of 7% of the sales price for each Share sold (except for Special Sales) from the 20,000,000 Shares offered on a "best efforts" basis, as set forth in the Prospectus under the caption "Plan of Distribution," subject to the limitations described below, to award and issue to you one Soliciting Dealer Warrant for every 50 Shares sold from the 20,000,000 Shares offered on a "best efforts" basis, of which such compensation may be retained or reallowed by you, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealers Agreement. In lieu of reimbursement of specific expenses, and as compensation for acting as the managing dealer, you will also receive, subject to the limitations described herein and in the Prospectus, a managing dealer fee equal to 1% of the sale price from the 20,000,000 Shares offered on a "best efforts" basis, of which such fee may be retained or reallowed by you, subject to federal and state securities laws, to the Soliciting Dealer who sold the Shares, as described more fully in the Soliciting Dealers Agreement

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                        Single Purchasers (as defined below) purchasing more
        than $250,000 worth of Shares (25,000 Shares) will be entitled to a reduced Share purchase price and a reduction in selling commissions payable in connection with the purchase of such Shares in accordance with the following schedule:

    Amount of Single         Purchase price per Share for    Maximum Commission
--------------------------   incremental Share in discount   ------------------
  Purchaser's Investment                range                     Per Share
--------------------------   -----------------------------   ------------------
          $1,000 -$250,000              $10.00                      $0.70

       $250,001 - $500,000               $9.85                      $0.55

       $500,001 - $750,000               $9.70                      $0.40

     $750,001 - $1,000,000               $9.60                      $0.30

   $1,000,001 - $5,000,000               $9.50                      $0.20
-------------------------------------------------------------------------------

                        Any reduction from the amount of selling commissions otherwise payable to you and reallowable to a Soliciting Dealer in respect of a purchaser's subscription will be credited to the purchaser in the form of additional whole Shares purchased net of commissions. No fractional Shares will be issued. As to sales of Shares which are entitled to the above described volume discounts, the Company will pay the reduced selling commissions set forth above.

                        Selling commissions for purchases of $5,000,000 or more will, in the Company's sole discretion, be reduced to $0.20 per Share or less, but in no event will the proceeds to the Company from the sale of such Shares be less than $9.30 per Share (except for Shares sold to affiliates of the Company at a price of $9.10 per share, which is the purchase price per Share net of any selling commissions and organization and offering expenses). Selling commissions paid will in all cases be the same for the same level of sales. In the event of a sale of $5,000,000 or more, the Company will supplement the Prospectus in the manner described in the Prospectus under the section "Volume Discounts".

                        Certain subscriptions may be combined for the purpose of crediting a purchaser or purchasers with additional Shares for the above described volume discount and for determining commissions payable to you and reallowable to Soliciting Dealers so long as all such combined purchases are made through the same Soliciting Dealer and approved by the Company. As used herein, the term "Single Purchaser" will include
        (i) any person or entity, or persons or entities, acquiring Shares as joint purchasers; (ii) all profit-sharing, pension and other retirement trusts maintained by a given corporation,

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        partnership or other entity; (iii) all funds and foundations maintained by a given corporation partnership or other entity; and (iv) all profit-sharing, pension and other retirement trusts and all funds or foundations over which a designated bank or other trustee, person or entity (except an investment advisor registered under the Investment Advisors Act of 1940) exercises discretionary authority with respect to an investment in the Company.

                        The investor must mark the "Additional Investment" space on the Subscription Agreement Signature Page, and set forth the basis for the discount and identity the orders to be combined in order for subscriptions to be combined. The Company is not responsible for failing to combine subscriptions, where the investor fails to mark the "Additional Investment" space.

                        If the Subscription Agreements for the subscriptions to be combined are submitted at the same time, then the additional Shares to be credited to the purchasers as a result of such combined purchases will be credited on a pro-rata basis. If the Subscription Agreements for the subscriptions to be combined are not submitted at the same time, then any additional Shares to be credited as a result of such combined purchases will be credited to the last component purchase, unless the Company is otherwise directed in writing at the time of such submission; except however, the additional Shares to be credited to any Tax-Exempt Entities whose subscriptions are combined for purposes of the volume discount will be credited only on a pro-rata basis based on the amount of the investment of each Tax-Exempt Entity and their combined purchases.

                        In the event the dollar amount of commissions paid for such combined purchases exceeds the maximum commissions for such combined purchases (taking the volume discount into effect), you will be obligated to forthwith return to the Company any excess commissions received. The Company may adjust any future commissions due to you for any such excess commissions that have not been returned.

                        Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular Shares if the Company rejects a proposed subscriber's Subscription Agreement, which it may do for any reason or for no reason, as set forth in the form of Subscription Agreement. In addition, no selling commission shall be payable in connection with the sale of Shares to employees and associates of the Company and its Affiliates, the Advisor, affiliates of the Advisor, the Dealer Manager or the Soliciting Dealers.

                        Volume discounts will not be available to California residents to the extent that such discounts do not comply with the provisions of Rule 260.145.51 adopted pursuant to the California Corporate Securities Law of 1968, which provides that volume discounts can be made available to California residents only in accordance with the following conditions: (i) there can be no variance in the net proceeds to the Company

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        from the sale of the Shares to difference purchasers of the same offering; (ii) all purchasers of the Shares must be informed of the availability of quantity discounts; (iii) the same volume discounts must be allowed to all purchasers of Shares which are part of the offering;
        (iv) the minimum amount of shares as to which volume discounts are allowed cannot be less than $10,000; (v) the variance in the price of the shares must result solely from a different range of commissions, and all discounts must be based on a uniform scale of commissions; and (vi) no discounts are allowed to any group of purchasers. Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of shares purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of Shares issued.

                        (ii) All sales commissions payable to you will be paid on a monthly basis, substantially concurrently with the acceptance of a subscriber as a Stockholder by the Company, in an amount equal to the sales commissions payable with respect to such Shares; provided however, the Company reserves the right, at its sole discretion, to change the frequency of the payment of such commissions to a monthly basis.

        3. COVENANTS OF THE COMPANY. The Company covenants and agrees with you as follows:

                (a) REGISTRATION STATEMENT. The Company will use its best efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible and will not, at any time after the Effective Date, file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished a copy at a reasonable time prior to the proposed filing or to which you shall have reasonably objected or which is not, to the best of the Company's knowledge in compliance with the Act and the Rules and Regulations. The Company will prepare and file with the Commission and will use its best efforts to cause to become effective as promptly as possible:

                        (i) any amendments to the Registration Statement or supplements to the Prospectus which may be required pursuant to the undertakings in the Registration Statement; and

                        (ii) upon your reasonable request any amendments to the Registration Statement or supplements to the Prospectus which, in the opinion of you or your counsel, may be necessary or advisable in view of the requirements of the Act and the Rules and Regulations in connection with the offer and sale of the Shares during the Offering Period.

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                (b)     SEC ORDERS. As soon as the Company is advised or obtains
        knowledge thereof, it will advise you of any request made by the Commission for amending the Registration Statement, supplementing the Prospectus or for additional information, or of the issuance by the Commission of any stop order or of any other order preventing or suspending the use of the Prospectus or the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance or any such order and, if any such order is issued, to obtain the removal thereof as promptly as possible.

                (c) BLUE SKY QUALIFICATIONS. The Company will use its best efforts to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions as you may reasonably request and to make such applications, file such documents and furnish such information as may be reasonably required for that purpose. The Company will, at your request, furnish you copies of all material documents and correspondence sent to or received from such jurisdictions (including, but not limited to, summaries of telephone calls and copies of telegrams) and will promptly advise you as soon as the Company obtains knowledge thereof to the effect that the Shares are qualified for offering and sale in each such jurisdiction. The Company will promptly advise you of any request made by the securities administrators of each such jurisdiction for revising the Registration Statement or the Prospectus or for additional information or of the issuance by such securities administrators of any stop order preventing or suspending the use of the Prospectus or of the institution of any proceedings for that purpose, and will use its best efforts to prevent the issuance of any such order and if any such order is issued, to obtain the removal thereof as promptly as possible. The Company will furnish you with a Blue Sky Survey dated as of the Effective Date, which will be supplemented to reflect changes or additions to the information disclosed in such survey.

                (d) AMENDMENTS AND SUPPLEMENTS. If at any time when a Prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred to the knowledge of the Company as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances existing at the time it is so required to be delivered to a subscriber, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus relating to the Shares to comply with the Act, the Company will promptly notify you thereof and will prepare and file with the Commission an amendment or supplement which will correct such statement or effect such compliance.

                (e) COPIES OF REGISTRATION STATEMENT. The Company will furnish you copies of the Registration Statement (only one of which need be signed and need include all exhibits), the Prospectus and all amendments and supplements thereto, including any amendment or supplement prepared after the Effective Date, and such other information with respect to the Company as you may from time to time reasonably request, in each case as soon as available and in such quantities as you may reasonably request.

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                (f)     QUALIFICATION TO TRANSACT BUSINESS. The Company will
        take all steps necessary to ensure that at all times the Company will be validly existing as a Maryland corporation and will be qualified to do business in all jurisdictions in which the conduct of its business requires such qualification and where such qualification is required under local law.

                (g) AUTHORITY TO PERFORM AGREEMENTS. The Company undertakes to obtain all consents, approvals, authorizations or orders of any court or governmental agency or body which are required for the performance of this Agreement and under the Organizational Documents or the consummation of the transactions contemplated hereby and thereby, respectively, or the conducting by the Company of the business described in the Prospectus.

                (h) COPIES OF REPORTS. The Company will use its best efforts to furnish to you as promptly as shall be practicable the following:

                        (i) a copy of each report or general communication (whether financial or otherwise) sent to the Stockholders;

                        (ii) a copy of each report (whether financial or otherwise) filed with the Commission; and

                        (iii) such other information as you may from time to time reasonably request regarding the financial condition and operations of the Company including, but not limited to, copies of operating statements of properties acquired by the Company.

                (i) USE OF PROCEEDS. The Company will apply the proceeds from the sale of the Shares as stated in the Prospectus or, if for any reason whatsoever all or a portion of the proceeds of the Offering are not applied or committed for use as stated within 24 months of the Termination Date, or if at least 2,500,000 Shares are not sold within one year from the effective date of the Prospectus, the Company shall promptly return those proceeds from the sale of the Shares not so applied or committed, or from the sale of the Shares below 2,500,000, as stated in the Prospectus, with interest, to the subscribers, each subscriber sharing in the return in the ratio that the number of the Shares owned by such subscriber bears to the total number of the Shares owned by all subscribers.

                (j) ORGANIZATION AND OFFERING EXPENSES. In no event shall the total of the organizational expenses and expenses of the Offering to be paid directly by the Company exceed 10% of the gross proceeds of the Offering.

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

        4. COVENANTS OF THE DEALER MANAGER. You covenant and agree with the Company on your behalf and on behalf of the Soliciting Dealers as follows:

                (a) COMPLIANCE WITH LAWS. With respect to your participation and the participation by each Soliciting Dealer in the offer and sale of the Shares (including, without limitation any resales and transfers of Shares), you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements of the Act, the Securities Exchange Act of 1934, as amended, and the published rules and regulations of the Commission thereunder, and the applicable state securities or blue sky laws, and the Rules of the NASD, specifically including, but not in any way limited to, Rules 2440, 2730, 2740, and 2750 therein. In particular, you agree not to deliver the sales literature (as defined above) to any person prior to the Effective Date and, after the Effective Date, not to deliver the sales literature to any person unless the sales literature is accompanied or preceded by the Prospectus. In addition, you shall, in accordance with applicable law or as prescribed by any state securities administrator, provide or cause Soliciting Dealers to provide to any prospective investor copies of any prescribed document which is part of the Registration Statement.

                With respect to your and each Soliciting Dealer's participation in any resales or transfers of the Shares, you agree, and each Soliciting Dealer agrees, to comply and shall comply with any applicable requirements as set forth above. In addition, you and each Soliciting Dealer agree that should you or they assist with the resale or transfer of the Shares, you and each Soliciting Dealer will fulfill the obligations pursuant to Sections 3(b) and 4(d) of Rule 2810 of the Rules of the NASD.

                (b) NO ADDITIONAL INFORMATION. In offering the Shares for sale, you and each Soliciting Dealer shall not give or provide any information or make any representation other than those contained in the Prospectus, the sales literature or any other document provided to you for such purpose by the Company.

                (c) SALES OF SHARES. You and each Soliciting Dealer shall solicit purchases of the Shares only in the jurisdictions in which you and such Soliciting Dealer are legally qualified to so act and in which you and each Soliciting Dealer have been advised by the Company that such solicitations can be made.

                (d) SUBSCRIPTION AGREEMENT. Subscriptions will be submitted by you and each Soliciting Dealer to the Company only on the form which is included as Appendix C to the Prospectus. You and each Soliciting Dealer understand and acknowledge that the Subscription Agreement must be executed and initialed by the subscriber.

                (e) SUITABILITY. In offering the Shares to any person, you and each Soliciting Dealer shall have reasonable grounds to believe (based on such information as the investment objectives, other investments, financial situation and needs of the person or any other information known by you after due inquiry) that: (i) such person has the capability of understanding the fundamental aspects of the Company, which capacity may be evidenced by the following: (A) the nature of employment experience; (B) educational level achieved; (C) access to advice from qualified sources, such as attorneys, accountants and tax advisors; and (D) prior experience with investments of a similar nature;
        (ii) such person has apparent understanding of: (A) the fundamental risks and possible financial hazards of this type of investment; (B) the lack of liquidity of this investment; (C) the Advisor's role in directing or managing the investment; and (D) the tax consequences of the investment; and (iii) such person has the financial capability to invest in the Company and you or each Soliciting Dealer (as the case may be) shall maintain records disclosing the basis upon which you and each Soliciting Dealer determined the suitability of any persons offered Shares. Notwithstanding the foregoing, you and each Soliciting Dealer shall have reasonable grounds to believe that such person has either:
        (a) a minimum annual gross income of $45,000 and a minimum net worth (exclusive of home, home furnishing and automobiles) of $45,000; or (b) a minimum net worth (determined with the foregoing exclusions) of $150,000. Suitability standards are higher in certain states as set forth in the Subscription Agreement and the Prospectus. You and/or the Soliciting Dealers shall maintain, for at least six years, a record of the information obtained to determine that an investor meets the suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions) and a representation of the investor that the investor is investing for the investor's own account or, in lieu of such representation, information indicating that the investor for whose account the investment was made met the suitability standards.

                (f) DUE DILIGENCE. Prior to offering the Shares for sale, you and each Soliciting Dealer shall have conducted an inquiry such that you have reasonable grounds to believe, based on information made available to you by the Company through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the purchase of the Shares. In determining the adequacy of disclosed facts pursuant to the foregoing, you and each Soliciting Dealer may obtain, upon request, information on material facts relating at a minimum to the following:

                        (1)     items of compensation;

                        (2)     Company properties, if any;

                        (3)     tax aspects;

                        (4)     conflicts and risk factors; and

                        (5)     appraisals and other pertinent reports.

Notwithstanding the foregoing, you and each Soliciting Dealer may rely upon the results of an inquiry conducted by another Soliciting Dealer, provided that:

                        (i) such Soliciting Dealer has reasonable grounds to believe that such inquiry was conducted with due care;

                        (ii) the results of the inquiry were provided to you with the consent of the Soliciting Dealer conducting or directing the inquiry; and

                        (iii) no Soliciting Dealer that participated in the inquiry is an affiliate of the Company or the Advisor.

                (g) OFFERING PRICE ADJUSTMENT. If, after the Effective Date, the Company shall adjust the initial purchase price of $10.00 per Share for the 20,000,000 Shares to be offered for sale on a "best efforts" basis in the Offering, you agree (and each Soliciting Dealer agrees) that the total of all compensation payable to the Dealer Manager as provided in Section 2(d) above, shall be adjusted proportionally. In no event shall the total of all such compensation paid to you and to all Soliciting Dealers (i.e., the aggregate of the sales commission exceed seven percent (7%) of the total of all subscription proceeds received by the Company.

Prior to the sale of the Shares, you and each Soliciting Dealer shall inform the prospective purchaser of all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

        5. EXPENSES. The Company agrees with you that, whether or not the transactions contemplated in this Agreement are consummated, the Company will pay all fees and expenses incident to the performance of its obligations under this Agreement, including, but not limited to:

                (a)     the Commission's registration fee;

                (b) expenses of printing the Registration Statement, the Prospectus and any amendment or supplement thereto and the expense of furnishing to you copies of the Registration Statement, the Prospectus and any amendment or supplement thereto as herein provided;

                (c) fees and expenses of its and your accountants and counsel in connection with the Offering contemplated by this Agreement;

                (d) fees and expenses incurred in connection with any required filing with the NASD;

                (e) all of your expenses in connection with the Offering, subject to the limitations contained in the Prospectus, including, but not limited to, the salaries, fringe benefits, travel expenses and similar expenses of your employees and personnel incurred in connection with the Offering; and

                (f) expenses of qualifying the Shares for offering and sale under state blue sky and securities laws, and expenses in connection with the preparation and printing of the Blue Sky Survey.

        In no event, however, will the total of the selling commissions paid to you (which you may reallow to the Soliciting Dealers) exceed 7% of the gross proceeds of the Offering.

        6. CONDITIONS OF OBLIGATIONS. Your obligations hereunder shall be subject to the accuracy of the representations and warranties on the part of the Company contained in Section 1 hereof, the accuracy of the statements of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants, agreements and obligations contained in Sections 3 and 5 hereof, and to the following additional conditions:

                (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective not later than 5:00 p.m., New York, New York time, on the day following the date of this Agreement, or such later time and date as you and the Company shall have agreed; no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and, to the best knowledge of the Company or you, no proceedings for that purpose shall have been instituted, threatened or contemplated by the Commission; and any request by the Commission for additional information (to be included in the Registration Statement or Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of you or your counsel.

                (b) ACCURACY OF REGISTRATION STATEMENT. You shall not have advised the Company that the Registration Statement or the Prospectus, or any amendment or any supplement thereto, in the reasonable opinion of you or your counsel, contains any untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        7.      INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless you, each Soliciting Dealer and each person, if any, who controls you or any Soliciting Dealer within the meaning of the Act (collectively, the "Indemnified Parties"), against any and all loss, liability, claim, damage and expense whatsoever caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnification shall be subject to the provisions of Sections 7(b) and (c) of this Agreement.

        The Company shall not provide indemnification for any liability or loss suffered by you, nor shall it provide that you be held harmless for any liability suffered by the Company unless all of the following conditions are met: (i) the party seeking indemnification has determined, in good faith, that its course of conduct, if such course of conduct caused the loss or liability, was in the best interests of the Company; (ii) the person seeking indemnification was acting on behalf of or performing services on behalf of the Company; (iii) such liability or loss was not the result of gross negligence or willful misconduct on the part of the party seeking indemnification or the Indemnified Party; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the assets of the Company and not from the Stockholders.

        In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any of the Indemnified Parties unless the Company shall have been notified in writing (in the manner provided in Section 10 hereof) of the nature of the claim within a reasonable time after the assertion thereof; but the failure to so notify the Company shall not relieve the Company from any liability which the Company would have incurred otherwise than on account of this indemnity agreement. The Company shall be entitled to participate, at its own expense, in the defense of, or if it so elects within a reasonable time after receipt of such notice, to assume the defense of any claim or suit for which any of the Indemnified Parties seek indemnification hereunder. If the Company elects to assume said defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the Indemnified Parties.

        In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Company shall not be liable under this
Section 7 to the Indemnified Parties in the suit for any legal or other expenses subsequently incurred by the Indemnified Parties, and the Indemnified Parties shall bear the fees and expenses of any additional counsel retained by the Indemnified Parties unless: (A) the employment of counsel by the Indemnified Party has been authorized by the Company; or (B) the Company shall not in fact have employed counsel to assume the defense of such action, in either of which events such fees and expenses shall be borne by the Company.

        The Company may advance amounts to the Indemnified Parties for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by one or more Indemnified Parties for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Parties receiving such advances undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Parties are thereafter found not to be entitled to indemnification.

        Notwithstanding the foregoing provisions of this Section 7, the Company will not be liable in any such case to the extent that any loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of you or any Soliciting Dealer for use in the preparation of the Registration Statement (or any amendment thereof) or the Prospectus (or any supplement thereto). The foregoing indemnity agreement is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus but eliminated or remedied in any amendment or supplement thereto, such indemnity agreement shall not inure to your benefit or to any Soliciting Dealer from whom the person asserting any loss, liability, claim, damage or expense purchased the Shares which are the subject thereof (or to the benefit of any person who controls you or any Soliciting Dealer), if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company; but only if a copy of the Prospectus (as so amended or supplemented) had been supplied by the Company to you or any Soliciting Dealer prior to such acceptance. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b) The indemnification and agreement to hold harmless provided in subparagraph (a) of this Section 7 is further limited to the extent that no such indemnification by the Company of you or a Soliciting Dealer shall be permitted under this Agreement for or arising out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met:
(i) there has been a successful adjudication on the merits of each count involving alleged securities law violations by you or any Soliciting Dealer and a court of competent jurisdiction has approved indemnification of the litigation costs; (ii) such claims against you or any Soliciting Dealer have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court has approved indemnification of the litigation costs; or (iii) a court of competent jurisdiction approves a settlement of the claims against you or any Soliciting Dealer and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the Commission and of any state securities regulatory authority in which securities of the Company were offered and sold respecting the availability and/or propriety of indemnification for securities law violations.

        (c) You and each Soliciting Dealer agree to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Act and any controlling person of the Company: (i) to the same extent as in the foregoing indemnity from the Company to you and each Soliciting Dealer, but only with reference to statements or omissions based upon the information relating to you or any Soliciting Dealer furnished in writing by you or such Soliciting Dealer or on your or their behalf for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto; and (ii) for any violation by you or any Soliciting Dealer in the sale of the Shares of any applicable state or federal law or any rule, regulation or instruction thereunder, provided that such violation is not committed in reliance on any violation by the Company of such law, rule, regulation or instruction. You and each Soliciting Dealer further agree to indemnify and hold harmless the Company and any controlling person of the Company against any losses, liabilities, claims, damages or expenses to which the Company or any such controlling person may become subject under the securities or blue sky laws of any jurisdiction insofar as such losses, liabilities, claims, damages or expenses

(or actions, proceedings or investigations in respect thereof) arise by reason of a sale of the Shares through the efforts of you (with respect to sales effected without the assistance of a Soliciting Dealer) or a Soliciting Dealer (with respect to sales effected by such Soliciting Dealer) which is effected other than in accordance with the Blue Sky Survey supplied to you by the Company (a "Non-Permitted Sale"), whether such Non-Permitted Sale is caused by a sale in a jurisdiction other than those specified in the Blue Sky Survey, by a sale in a jurisdiction in which you or the Soliciting Dealer is not registered to sell the Shares or which results in a sale in a jurisdiction in excess of the number of Shares permitted to be sold in such jurisdiction, and will reimburse the Company or any such controlling person for any legal fees, monetary penalties or other expenses reasonably incurred by any of them in connection with investigating, curing or defending against any such losses, liabilities, claims, damages, actions, proceedings or investigations. This indemnity agreement will be in addition to any liability which you or any Soliciting Dealer may otherwise have.

        (d) The notice provisions contained in Section 7(a) hereof, relating to notice to the Company, shall be equally applicable to you and each Soliciting Dealer if the Company or any controlling person of the Company seeks indemnification pursuant to Section 7(c) hereof. In addition, you and each Soliciting Dealer may participate in the defense, or assure the defense, of any such suit so sought under Section 7(c) hereof and have the same rights and privileges as the Company enjoys with respect to such suits under Section 7(a) hereof.

        8. TERMINATION OF THIS AGREEMENT. This Agreement may be terminated by you in the event that the Company shall have materially failed to comply with any of the material provisions of this Agreement on its part to be performed at or prior to the Effective Date or if any of the representations, warranties, covenants or agreements of the Company herein contained shall not have been materially complied with or satisfied within the times specified.

        In any case, this Agreement shall terminate at the close of business on the Termination Date. Termination of this Agreement pursuant to this Section 8 shall be without liability of any party to any other party other than as provided in Sections 5 and 7 hereof, which shall survive such termination.

        9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or contained in certificates of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or any person who controls you, or by or on behalf of the Company, and shall survive the Termination Date.

        10. NOTICES. All communications hereunder shall be in writing and, if sent to you, shall be mailed by registered mail or delivered, telefacsimilied or telegraphed and confirmed in writing to Related Equities Corporation, 625 Madison Avenue, New York, New York 10022 (Attention: Alan Hirmes) and, if sent to the Company, shall be mailed by registered mail or delivered, telefacsimilied or telegraphed and confirmed in writing to Orion Multifamily

Investment Fund, Inc., 625 Madison Avenue, New York, New York 10022, (Attention:
Stuart J. Boesky).

        11. REFERENCE TO RELATED EQUITIES CORPORATION. All references herein to Related Equities Corporation or the Dealer Manager hereunder shall be deemed to include all successors and assigns of Related Equities Corporation

        12. PARTIES. This Agreement shall inure to the benefit of and be binding upon you, the Company and the successors and assigns of you and the Company. This Agreement and the conditions and provisions hereof, are intended to be and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and for the benefit of no other person, firm or corporation, and the term "successors and assigns," as used herein, shall not include any purchaser of Shares as such.

        13. APPLICABLE LAW. This Agreement and any disputes relative to the interpretation or enforcement hereto shall be governed by and construed under the internal laws, as opposed to the conflicts of laws provisions, of the State of New York.

        14. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective at 5:00 p.m., New York, New York time, on the Effective Date, or at such earlier time as you and the Company agree.

        15. NOT A SEPARATE ENTITY. Nothing contained herein shall constitute you and/or the Soliciting Dealers or any of them an association, partnership, limited liability company, unincorporated business or other separate entity.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return it to us, whereupon this instrument will become a binding agreement between you and the Company in accordance with its terms.

                                         Orion Multifamily Investment Fund, Inc.
                                         a Maryland corporation


                                         By:
                                             --------------------------
                                         Title:
                                               ------------------------

Accepted as of the date first above written:

        Related Equities Corporation

By:     --------------------------
        Title:  ------------------

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